Exhibit 10.1

Certain portions of this Lease, for which confidential treatment has been requested, have been omitted and filed separately with the Securities and Exchange Commission. Sections of the agreement where portions have been omitted have been identified in the text.

STATE OF ALASKA

DEPARTMENT OF NATURAL RESOURCES

MENTAL HEALTH TRUST LAND OFFICE

718 L Street, Suite 202

Anchorage, Alaska 99501

UPLAND MINING LEASE

MHT NO. 9400248

THIS UPLAND MINING LEASE (defined below as “Lease”) is made by and between: (1) the Alaska Mental Health Trust Authority (“Trust Authority”), a public corporation within the Alaska Department of Revenue (AS 47.30.011 et seq.), acting by and through the State of Alaska, Department of Natural Resources, Mental Health Trust Land Office (“TLO”), pursuant to AS 37.14.009(a)(2) and AS 38.05.801 (the Trust Authority and the TLO are collectively the Lessor and referred to herein as the “TLO”), and (2) AngloGold (U.S.A.) Exploration Inc., the Lessee, a Delaware corporation, whose address is 7400 E. Orchard Road, Greenwood Village, Colorado 80111, referred to herein as “AngloGold”. This Lease is effective as of July 1, 2004 (defined below as the “Effective Date”).

This Lease includes this Preamble, the following Recital and Definitions, Numbered Paragraphs 1 through 25, Attachments A, B, C, and D hereto, and Schedules 1 through 3 attached hereto.

RECITAL

The TLO has determined that it is in the best interests of the beneficiaries of the Alaska Mental Health Trust to lease to AngloGold pursuant to this Lease the lands described in Attachment A hereto (defined below as the “Leased Area”), and AngloGold desires to lease the Leased Area from the TLO pursuant to this Lease.

DEFINITIONS

As used in this Lease, the following terms have the following meanings:

“Affiliate” means any person, partnership, limited liability company, joint venture, corporation, or other form of enterprise which Controls, is Controlled by, or is under common

Control with another person, partnership, limited liability company, joint venture, corporation, or other form of enterprise.

“Commercial Production” means the production of Minerals for sale from the Leased Area for at least ninety (90) consecutive days during any three (3) year period in quantities sufficient to yield a return in excess of operating costs, even though capital costs already incurred may never be repaid and the undertaking considered as a whole may ultimately result in a loss.

“Control” used as a verb means as follows: when used with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (i) the legal or beneficial ownership of voting securities or membership interests, (ii) the right to appoint managers, directors or corporate management, (iii) contract, (iv) operating agreement, (v) voting trust, or otherwise; when used with respect to a person, the actual or legal ability to control the actions of another, through family relationship, agency, contract, or otherwise. “Control” used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

“Effective Date” means July 1, 2004.

“Force Majeure” means any cause beyond AngloGold’s reasonable control, including but not necessarily limited to the following: acts of God (e.g., earthquake, fire, flood, volcanic eruption); unusually severe weather; acts of war, insurrection, riots or terrorism; strikes, lockouts, or other labor disputes; inability to obtain necessary labor or materials or to obtain necessary permits, approvals, or consents; damage to, destruction of, or unavoidable shutdown of necessary facilities or equipment; acts or failures to act on the part of federal, state, or local governmental authorities (including courts).

“Information” means all factual non-interpretive geological, geochemical, and geophysical data and information, including but not limited to maps, drill logs, sample logs, assay results, etc.

“Lease” means this Upland Mining Lease between the TLO and AngloGold, including Attachments A, B, C, and D and Schedules I through 3 attached hereto.

“Lease Year” means the period commencing on July 1 and ending on the following June 30.

“Leased Area” means the lands described in Attachment A hereto, as modified from time to time pursuant to this Lease.

“Materials” means all rock, stone, gravel, sand, and other similar materials but excluding Minerals.

“Minerals” means all locatable minerals subject to 11 AAC 99.100.

“Net Smelter Returns” means, for any particular calendar month, the sum of the following:

(1)                                 [***]*;

(2)                                 [***]*;

(3)                                 [***]*.

[***]*;

(i)                                     [***]*; and

(ii)                                  [***]*;

(iii)                               [***]*;

(iv)                              [***]*.

[***]*.

“Plan of Operations” means a plan of operations submitted to and approved by the TLO pursuant to Paragraph 11 of this Lease. The application for a Plan of Operations (a) shall satisfy the requirements of 11 AAC 96.030 (regardless of whether the proposed activity is of a type described in 11 AAC 96.020 for which no application or permit would be required under 11 AAC 96.030) or 11 AAC 86.800 (if the TLO elects to require AngloGold to comply therewith or if AngloGold otherwise elects to comply therewith) and (b) shall include such supplemental information as the TLO reasonably requests.

“Price of Gold” means the average, for the particular calendar month for which net smelter returns are being calculated, of the daily London Bullion Market Association P. M. Gold Fixing (or if such price is unavailable, the daily COMEX spot price for gold (or if such price is unavailable, another published price for gold that is generally used and accepted by the industry)), as established from time to time during said calendar month.

“Reclamation Plan” means a reclamation plan submitted to and approved by the Commissioner of the Alaska Department of Natural Resources pursuant to, in accordance with, and to the extent required by AS 27.19.010-27.19.100 and 11 AAC 97.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

“State Mining Claim” means a mining claim, a leasehold location, or a mining lease initiated or granted under AS 38.05.195, AS 38.05.205, or AS 38.05.275.

“Support Lands” (N/A)

“Surface-Disturbing Activity” means an activity for which a miscellaneous land use permit must be obtained under 11 AAC 96 before conducting such activity on a State Mining Claim not covered by a plan of operations approved under 11 AAC 86.800.

“Trading Activities” means forward sales, future trading or commodity options trading, and other price hedging, price protection, gold and silver loans, financing, and speculative arrangements which may involve the possible delivery of Minerals produced from the Leased Area but do not result in the actual sale and delivery of Minerals produced from the Leased Area.

“Work Expenditures” means [***]*.

AGREEMENT

1.                                      Grant of Lease.

a)                                     Subject to the royalty reserved under Paragraph 7 hereof and to the other provisions of this Lease, the TLO hereby grants to AngloGold the following rights, to have and to hold for the term set out in Paragraph 5 hereof:

i)                                         the exclusive right to explore for, mine, remove, and dispose of all Minerals situated on, in, or under the Leased Area, together with any and all rights appurtenant thereto including but not necessarily limited to water rights and express and implied access rights; and

ii)                                      the right to extract and use Materials situated on, in, or under the Leased Area in connection with the foregoing; and

iii)                                   the right to conduct reclamation on, in, and under the Leased Area.

b)                                     Subject to the other provisions of this Lease (including but not limited to Paragraphs 10 and 11 hereof), AngloGold may mine and remove Minerals by any method consistent with good mining practice, including but not limited to underground, surface, or in situ mining. The rights granted to AngloGold by this Lease shall be exercised in a manner that will not unreasonably interfere with the reserved rights of the TLO or of its permittees, lessees, or grantees.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

c)                                      If a survey of the Leased Area is performed subsequent to the Effective Date, then upon completion thereof the legal description set out in Attachment A will be modified as necessary to conform the Leased Area to the survey.

d)                                     If the TLO’s ownership of the Minerals within the Leased Area is less than the entire and undivided interest, then (i) the grant under this Lease is effective only as to the TLO’s interest in the Minerals within the Leased Area, (ii) the advance royalties due under this Lease shall be paid to the TLO in the proportion that the TLO’s interest bears to the entire undivided interest, and (iii) the production royalty due under this Lease shall be due only on that portion of the Minerals extracted from the Leased Area that is attributable to the interest of the TLO in the Leased Area.

2.                                      Surface Lease or Purchase for Support Facilities

(N/A)

3.                                      Area of Interest.

(N/A)

4.                                      Reserved Rights.

a)                                     The TLO, for itself and others, reserves all rights not expressly granted to AngloGold by this Lease. These reserved rights include the following:

i)                                         the right to explore for, remove, and dispose of from the Leased Area all resources other than Minerals;

ii)                                      the right to establish or grant easements and rights-of-way upon, in, across, or through the Leased Area for any lawful purpose, including roads, railroads, well sites, pipelines, utility lines, drill holes, shafts, and tunnels necessary or convenient for the working of the Leased Area for resources other than Minerals, or necessary or convenient for access to or the working of other land for any useful purpose;

iii)                                   the right to manage and to convey to third parties by grant, lease, permit, or otherwise, any and all interests in the Leased Area other than those granted by this Lease, provided that any such conveyance to a third party shall be made subject to AngloGold’s rights under this Lease.

b)                                     The rights reserved pursuant to Paragraph 4(a) hereof shall not be exercised in any manner that unreasonably interferes with AngloGold’s rights or operations under this Lease. The TLO shall provide AngloGold with prior notice of the TLO’s intent to exercise any such reserved rights, the TLO and AngloGold shall work cooperatively to identify potential conflicts, and the TLO shall require, as a condition to the exercise by any permittee, AngloGold, or grantee of the TLO of any of the TLO’s reserved rights, such stipulations as appear necessary to avoid unreasonable interference with AngloGold’s enjoyment of this Lease or endangerment of AngloGold’s operations. The exercise of any of the TLO’s reserved rights shall be subject to the consent of AngloGold, which consent shall not be unreasonably withheld. If at any time the exercise of any of the TLO’s reserved rights must cease or a change must be made in the manner or place of such exercise in order to avoid unreasonable interference with AngloGold’s enjoyment of this Lease or endangerment of AngloGold’s operations, such cessation or change shall occur at no cost to AngloGold.

5.                                      Term.

Unless sooner terminated pursuant to the terms of this Lease or extended per Paragraph 7(a), this Lease shall remain in effect for three (3) years from the Effective Date. It may be extended for two (2) extensions of three (3) years each upon timely written request for extension given by AngloGold and written acceptance thereof given by the TLO. Acceptance will not be unreasonably denied provided AngloGold is in compliance with the terms of this Lease. It shall continue in effect for so long thereafter as Commercial Production of Minerals from the Leased Area continues. If AngloGold desires to secure an extension, it shall so notify the TLO not less than ninety (90) days prior to the date this Lease would otherwise expire.

6.                                      Work Commitment.

In order to keep this Lease in full force and effect, AngloGold must incur the following Work Expenditures for or during each of the following Lease Years:

a)                                     Lease Years 1-3: $10 per acre per year

b)                                     Lease Years 4-6: $20 per acre per year

c)                                      Lease Years 7-9: $30 per acre per year

If the Lease is extended beyond Year 9 (as provided for in Paragraph 7), further work commitment requirements will be negotiated.

[***]*.

[***]*.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

7.                                      Advance Royalty; Production Royalty.

a)                                     Advance Royalty. Unless and until this Lease expires or is sooner terminated, and commencing on the date of execution of the Lease, AngloGold shall pay to the TLO on or before the first day of each Lease Year during the term of this Lease an advance royalty payment in accordance with the following schedule:

i)                                         Lease Years 1-3:  $5 per acre per year

ii)                                      Lease Years 4-6:  $15 per acre per year

iii)                                   Lease Years 7-9:  $25 per acre per year

The obligation of AngloGold to make the Advance Minimum Royalty (AMR) payments shall cease upon the earlier of (i) the commencement of production royalty payments or (ii) the termination or expiration of the Lease.

In the event that commercial production begins but is later suspended, AngloGold may extend the Lease by paying [***]*.

In the event that production is not occurring by the end of the third term, the Lease may be extended by paying a flat annual fee of 125% of the last rate paid for Advanced Minimum Royalties, unless AngloGold is not diligently pursuing development of the Lease, in which case the Lease can be terminated at the TLO’s discretion. The fee will be credited against future royalty payments.

b)                                     Production Royalty.

1)    The TLO hereby reserves, and AngloGold shall pay to the TLO (except as provided in Paragraph 7(a) hereof), a royalty on all Minerals produced, saved, removed, and sold from the Leased Area equal to the percentage of Net Smelter Returns applicable to said Minerals determined in accordance with the following:

Price of Gold (per ounce)	Production Royalty
Below $300.00	2.5%
$300.01 - 350.00	3.0%
$350.01 - 400.00	3.5%
$400.01 - 450.00	4.0%
$450.01 - 500.00	4.5%
Above $500.00	5.0%

2)             For so long as this Lease remains in effect, AngloGold agrees to grant to the TLO a one percent (1%) Net Smelter Return (NSR) royalty on production from the federal unpatented mining claims AngloGold has leased, a

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

description of which is included as Attachment D to this Lease. Additionally, AngloGold agrees to grant a royalty interest in production from any claims that AngloGold may lease or otherwise control from Alaska Placer Development Company, also known as Livengood Placers, Inc. This royalty interest will be a 0.5% Net Smelter Return royalty for all gold mined and sold from the royalty lands when the gold is sold for a price below $[***]* per ounce, and a 1% NSR for that which is sold at $[***]* per ounce and above, regardless of whether the claims from which gold is produced and sold are located on state, federal, or Trust land, without consideration of other royalty requirements that may be associated with those claims.

c)                                      Commingling. AngloGold may commingle ores or products from the Leased Area with ores or products from other properties, either before or after concentration or beneficiation, so long as AngloGold ensures that adequate surveys of those portions of the Leased Area to be mined and those portions of other areas to be mined have been completed and that reasonable and sound mining and metallurgical practices and procedures are adopted and employed by AngloGold for weighing, determining moisture content, sampling, assaying, and determining recovery factors for the ores or products to be commingled. AngloGold shall keep and make available to the TLO at all reasonable times accurate records (including surveys) of the foregoing, including but not limited to (a) the actual locations mined, (b) the tonnage or volume of ores or products from the Leased Area to be commingled, (c) the tonnage or volume of ores or products from the other properties to be commingled, and (d) the analyses made thereof. Such information shall be used to determine, in accordance with reasonable and sound mining and metallurgical practices and procedures, the quantity of Minerals produced, saved, removed, and sold from the Leased Area and thus to determine the production royalty to be paid to the TLO hereunder.

d)                                     Accrual; Payment. The obligation to pay production royalty pursuant to Paragraph 7(b) hereof accrues upon the removal from the Leased Area of Minerals (or ores or products containing Minerals). Net Smelter Returns shall be calculated for each calendar month in which any Net Smelter Returns are realized, and such royalty as may be due thereon shall be paid within thirty (30) days following the end of the calendar month in which the Net Smelter Returns are realized. Such payments shall be accompanied by a statement summarizing the computation of Net Smelter Returns and any deductions made by AngloGold to recover any unrecovered advance royalty payments made to the TLO pursuant to Paragraph 7(a) hereof. All production royalty payments shall be made as required by Paragraph 9 hereof. Monthly production royalty payments will be provisional and subject to adjustment at the end of AngloGold’s accounting year. If no written objection is made by the TLO to the correctness of a production royalty payment or its

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

accompanying statement within three years from the date of such payment, such statement shall be deemed conclusively to be correct and such payment sufficient and complete, and no exception or claim for adjustment shall thereafter be permitted.

e)                                      Duty To Market; Royalty in Kind. AngloGold shall market in a reasonable and timely manner all Minerals produced and saved from the Leased Area. The TLO reserves the right to take all or a portion of production royalty in kind. This right may be exercised after giving sufficient notice to AngloGold and agreeing on how such a transaction will take place.

f)                                       No Exploration Credit. AngloGold shall not be entitled to apply exploration credits under AS 27.30.010 as to any advance royalty or production royalty payments due hereunder.

g)                                      Trading Activities. AngloGold shall have the right to engage in Trading Activities. The TLO acknowledges that the proceeds of Trading Activities shall not be considered part of or included in the amounts paid to or received by (or deemed to be paid to or received by) AngloGold for Minerals for purposes of determining Net Smelter Returns, and that the TLO shall be neither entitled to participate in the proceeds nor obligated to share in any losses generated by any Trading Activities.

8.                                      Records.

a)                                     AngloGold shall keep all records necessary for calculation of production royalty payments for a period of three years and shall, upon receipt of written request from the TLO, make available copies of those records for inspection and copying at a convenient location.

b)                                     The TLO will keep information submitted to the TLO under this Paragraph 8 confidential in accordance with 11 AAC 99.120.

9.                                      Payments.

All payments due hereunder shall be made payable to the Mental Health Trust Land Office or as otherwise directed by the TLO, shall refer to this Lease by the MET number which appears on the first page hereof, and unless otherwise specified shall be tendered either to the TLO at the following address:

Mental Health Trust Land Office

Dept. of Natural Resources

718 L Street, Suite 202

Anchorage, Alaska 99501

or, upon at least sixty (60) days advance written notice to AngloGold, to any depository designated by the TLO.

10.                               Conduct of Operations.

AngloGold shall perform all activities under this Lease in a lawful, prudent, and miner-like manner under and in conformance with a Plan of Operations, a Reclamation Plan (if required by law), and such other permits and authorizations as may be required by federal, state, or local law.

AngloGold will submit to the TLO a true copy of each application filed by it for any Reclamation Plan, permit, or other authorization relating to the Leased Area, of any supplement thereto, and of each decision approving, disapproving, or otherwise relating to any such application.

AngloGold shall notify the TLO of AngloGold’s receipt of any notices of violation or similar notices received in connection with its activities hereunder, shall carry out at AngloGold’s expense all lawful orders and requirements of any governmental authority respecting AngloGold’s activities hereunder, and shall notify the TLO in writing of the measures being taken by AngloGold to dispute, remedy, or otherwise resolve the matters raised thereby. If AngloGold shall fail to resolve any such notice of violation or other similar notice or to carry out any such lawful order or requirement, the TLO shall have the right, together with any other available legal recourse (including those available under Paragraph 17 hereof in case of default), to enter the Leased Area for the purpose of satisfying (at AngloGold’s expense) AngloGold’s obligations under this Paragraph 10 and taking (at AngloGold’s expense) such other actions as may necessary to remedy or prevent additional damage to or waste of the Leased Area.

11.                               Plan of Operations.

Before AngloGold may undertake any activities under this Lease, and by April 1 of each Lease Year thereafter, a Plan of Operations that describes the activities to be conducted in the upcoming operating season must be submitted to and approved by the TLO. Approval by the TLO of a proposed Plan of Operations will not be unreasonably withheld, nor will it be construed to have satisfied any regulatory or other requirements that may be associated with the proposed operations. At the TLO’s discretion, a Plan of Operations may be developed and approved in conjunction with a plan of operations submitted to and approved by the State of Alaska Department of Natural Resources pursuant to 11 AAC 86.800.

12.                               The TLO’s Warranties.

The TLO hereby represents and warrants that, as of the Effective Date, title to the Leased Area is free and clear of any interests arising by, through, or under the TLO since designation of the Leased Area as Mental Health Trust Lands on June 24, 1994, pursuant to 1994 FSSLA ch. 5 as amended by 1994 SSSLA ch. I. The TLO hereby expressly disclaims (1) any other representations or warranties respecting title to the Leased Area, (ii) any representations or warranties respecting the existence or availability of legal or practical access to the Leased Area, and (iii) any representations or warranties respecting the condition of the Leased Area or the suitability of the Leased Area for any particular purpose.

13.                               AngloGold’s Warranties.

AngloGold represents and warrants, as of the Effective Date, all of the following:

a)                                     AngloGold is a wholly-owned subsidiary of AngloGold North America Inc., a Colorado corporation;

b)                                     AngloGold has the capacity to enter into and perform all of its obligations under this Lease and all transactions contemplated herein, and all corporate and other actions required to authorize AngloGold to enter into and perform hereunder have been properly taken;

c)                                      AngloGold will not violate any law or regulation applicable to it or breach any other agreement to which it is a party by entering into or performing under the terms of this Lease; and

d)                                     This Lease has been properly authorized and duly executed and delivered by AngloGold and is valid and binding upon AngloGold in accordance with the terms hereof, including AngloGold’s representations and warranties as set forth herein.

14.                               Inspection; Reporting; AngloGold’s Obligation of Confidentiality.

a)                                     At all reasonable times AngloGold shall keep available for inspection (i) the Leased Area, (ii) improvements and fixtures on the Leased Area, and (iii) all reports and records required by law or by Paragraph 8 hereof.

b)                                     AngloGold shall keep the TLO orally apprised of when field operations are taking place and shall provide the TLO with reasonable opportunities to observe field operations.

c)                                      AngloGold hereby agrees to meet with the TLO at the TLO’s office in Anchorage at least once during each Lease Year commencing with the third Lease Year hereunder to provide the TLO with an opportunity to discuss with AngloGold such matters of interest or concern to the TLO relating to AngloGold’s operations under this Lease.

d)                                     By March 1 of each Lease Year, and within two months after the expiration or termination of this Lease, AngloGold shall deliver to the TLO the following:

1)                                     a report describing the location, nature, extent, and results of operations conducted by AngloGold during the previous operating season on or for the benefit of the Leased Area;

2)                                     copies of all of the information generated or obtained by AngloGold during said Lease Year respecting the Leased Area;

provided, however, that AngloGold shall not be obligated to provide any information respecting any proprietary or confidential interpretive methods; and provided further, however, that AngloGold makes no representations respecting, and shall have no liability for, any Information provided hereunder or for any reliance thereon by the TLO or its successors and transferees. The TLO will keep information submitted to the TLO under this Paragraph 14 confidential in accordance with 11 AAC 99.120.

e)                                      As long as this Lease remains in effect, no data pertaining to the Leased Lands shall be divulged or made available to persons who are not parties hereto without the written consent of both parties. It is agreed that data may be divulged or made available to a party’s data processor, reproduction company, interpretive consultants, and other persons providing necessary services chosen by a party subject to such persons’ agreeing to be bound by a confidentiality agreement. The foregoing restrictions shall not apply to a disclosure by either party or its corporate affiliate(s) in which it shall have a twenty percent (20%) or more ownership or control or to third parties as may be necessary or desirable for purposes of effecting a merger, buyout, sale of assets, loan transaction, lease, joint bidding agreement, farm-out, or joint venture. However, prior to either party’s release of the data to any third party, written notice must be given to the other party hereto and such third party must agree in writing to be bound by a confidentiality agreement. In this event, a copy of the confidentiality agreement evidencing such commitment shall be delivered to the party receiving the notice within seven (7) days after receipt of such notice.

f)                                       In the event that this Lease is terminated, expires, or is not renewed by AngloGold, AngloGold agrees that no data pertaining to the Leased Lands will be divulged or made available to anyone without the written permission of the TLO, which permission may be withheld at the TLO’s discretion. Upon termination of the Lease, any data submitted or due to the TLO pursuant to this Lease becomes the property of the TLO and may be used at the TLO’s discretion.

g)                                      AngloGold acknowledges that the data to be provided to the TLO is a special asset of the TLO. In the event that AngloGold fails to deliver the data as required by this Lease or allows or suffers any unauthorized disclosure of the data, such breach shall result in an immediate breach of the Lease. The TLO may not have an adequate remedy at law for such a breach and therefore, in addition to any other remedy at law or equity that it may have, the TLO shall be entitled to injunctive relief to enforce the provisions hereof.

15.                               Transfer; Binding Effect.

a)                                     This provision applies to any transfer of any interest under this Lease, except for transfers to AngloGold North America Inc. or any of its affiliates, so long as the Corporate Guaranty in Attachment C to this Lease remains in place, or another form of performance guaranty is agreed to between the parties as a condition of assignment approval. For the purposes of this provision, a “Transfer” includes, but is not limited to, (1) assignment of any right under this Lease, (2) delegation of any duty owed by AngloGold or any other party under this Lease, (3) substitution of a new party as the Lessee, (4) sublease, (5) mortgage, (6) any change in interest as a result of bankruptcy, or (7) if the Lessee is an entity such as a corporation, partnership, or limited liability company rather than a natural person, any change in the actual control of the entity through ownership or contractual relationship, including, for example but not by way of limitation, the sale, pledge or other disposition of a controlling interest in stock or partnership units.

b)                                     AngloGold shall not voluntarily or by operation of law Transfer or encumber all or any part of AngloGold’s interest in this Lease except in strict compliance with this Paragraph 15. Any attempted Transfer without such compliance shall be void, and shall constitute a breach of this Lease.

c)                                      AngloGold may Transfer any interest in or rights under this Lease, only upon the prior written approval of the TLO which shall only be granted if the TLO determines within its sole discretion and under applicable law that such Transfer is in the best interest of the Trust as determined under a Trust Benefit analysis and that the proposed transferee is qualified as determined under applicable regulations and as defined below.

d)                                     A Qualified Transferee is any person or entity, including a corporate successor of AngloGold, whose net worth on the date of assignment is equal to or greater than AngloGold’s net worth at the commencement of this Lease or who can otherwise demonstrate to the TLO, in the TLO’s exercise of prudent business judgment, that he or it is financially capable of meeting AngloGold’s obligations under this Lease. Net worth shall mean the amount by which the total of all assets of the person or entity exceeds the total of all his or its liabilities as determined by an independent, certified public accountant, in accordance with generally accepted accounting principles.

e)                                      In order to effect a proposed Transfer of interest, AngloGold shall submit a written request to the TLO at least 30 days in advance of the proposed Transfer date. This request shall include appropriate documentation sufficient in detail to describe the proposed Transfer, including disclosure of the full consideration to be received by AngloGold from the proposed Transfer.

f)                                       In the event that approval of a Transfer is granted by the TLO, and unless otherwise agreed, AngloGold shall pay either (a) a transfer fee equal to a percentage of the full consideration (if the net present value can be determined) received by AngloGold from the transferee, or (b) some other amount that the parties agree is appropriate, if the net present value in (a) cannot be determined. The percentage amount in (a) shall be the same as the royalty percentage agreed to in Paragraph 7(b).

g)                                      In the event of a Transfer that substitutes a new lessee for the transferor AngloGold, unless otherwise provided by the TLO in approving the Transfer, the transferor will have no continuing liability to the TLO with respect to any obligation that is imposed by the Lease after the effective date of the Transfer or that is based on an act or omission of the new lessee occurring after the effective date of the Transfer. In the case of any other Transfer, the transferor and the transferee will have joint liability to the TLO for all obligations arising under or associated with the Lease regardless of when they arise or the identity of the party whose conduct gives rise to them.

h)                                     In connection with Transfers proposed to be made to persons that the TLO must determine to be “qualified”, the transferor shall reimburse the TLO for up to $5,000 in out-of-pocket costs incurred by the TLO in making the required determination.

16.                               Voluntary Surrender.

AngloGold may at any time surrender all or part of the Leased Area by providing to the TLO a recordable instrument effecting the same not less than ninety (90) days prior to the end of the Lease Year; provided, however, that partial surrender of any portion of the Leased Area may not unduly affect the manageability of either the remaining Leased Area or the surrendered portion (compared to the manageability of such portions on the Effective Date). Upon receipt by the TLO of a recordable instrument effecting a surrender of all of the Leased Area, or upon receipt and acceptance by the TLO of a recordable instrument effecting a surrender of part of the Leased Area, all rights, obligations, and liabilities of AngloGold under this Lease with respect to the surrendered portion of the Leased Area shall cease except for rights, obligations, and liabilities that accrued prior to such surrender and except as provided by Paragraph 18 hereof.

17.                               Default and Termination.

a)                                     The failure of AngloGold to timely abide by any provisions of this Lease or to timely perform any obligation under this Lease shall constitute a default. If the TLO believes that a default has occurred, it shall deliver written notice thereof to AngloGold. If AngloGold thereafter fails to commence to cure the default within 30 days of notice, or within 48 hours in the case of obligations which the TLO or an authorized regulatory agency has declared to be of an emergency nature, or does not continue to cure the default diligently and within a reasonable period of time, the TLO in its discretion may terminate this Lease or order suspension of activities on the Leased Area until compliance is achieved and may take such other actions as may be authorized by law, all by delivering written notice thereof to AngloGold. Failure of the TLO to strictly enforce at any time any of the provisions of this Lease shall not be construed to be a waiver or affect the right of the TLO to thereafter strictly enforce such provisions.

b)                                     If AngloGold in good faith disputes (i) that a default has occurred, (ii) that a default is not being cured diligently or is continuing, or (iii) that a particular action taken by the TLO in response to an alleged default is authorized by this Lease or by law, AngloGold shall deliver a written notice to that effect (setting forth the evidence and arguments of law upon which AngloGold bases its position) within 20 days after AngloGold’s receipt of written notice of the same from the TLO. The delivery of any such notice by AngloGold shall constitute a request for reconsideration by the TLO of the particular decision, determination, or action of the TLO. The TLO shall have 20 days following receipt of any such notice from AngloGold in which to reconsider its prior decision, determination, or action. If the TLO grants reconsideration within said 20-day period, it shall issue such orders regarding the submission of additional evidence and argument as appear necessary and thereafter shall proceed to reconsider the matter. If the TLO denies reconsideration of its prior decision, determination, or action within said 20-day period, such denial shall constitute the final agency action of the TLO as contemplated by 11 AAC 99.060(a). If the TLO fails to grant reconsideration of its prior decision, determination, or action within said 20-day period, such failure shall constitute a denial of such request for reconsideration, which denial shall constitute the final agency action of the TLO as contemplated by 11 AAC 99.060(a). Following any such actual or deemed denial of any request for reconsideration, AngloGold may appeal the matter to the Superior Court for the State of Alaska.

c)                                      Upon effective termination of this Lease for any reason, all rights, obligations, and liabilities of AngloGold under this Lease shall cease except for rights, obligations, and liabilities that accrued prior to such termination and except as provided by Paragraph 18 hereof, and the TLO may (notwithstanding any bond issued pursuant to Paragraph 21 hereof) take possession of the Leased Area subject, however, to the provisions of Paragraph 18 hereof.

18.                               Rights and Obligations Upon Termination.

Within one year after either the partial or complete surrender or termination of this Lease or the completion of all required reclamation activities on the surrendered or terminated portion of the Leased Area (whichever is later), AngloGold shall remove to the extent ordered by the TLO, and otherwise may remove, from the surrendered or terminated portion of the Leased Area all equipment, improvements, and fixtures owned, placed, or suffered to be placed on, in, or under said surrendered or terminated portion of the Leased Area by AngloGold. Unless otherwise provided by the TLO, the provisions of this Lease relating to the conduct of operations, Plans of Operations, Reclamation, indemnification, bonding, insurance, and guaranty shall continue in effect during such removal period. Upon the expiration of such removal period, at the option of the TLO, any equipment, improvements, and fixtures which AngloGold has not removed from the surrendered or terminated portion of the Leased Area shall either be removed by the TLO at AngloGold’s expense within one year or shall become the property of the TLO.

19.                               Reclamation.

AngloGold shall timely perform all required reclamation and deliver up the Leased Area or surrendered portion thereof in good condition with all required reclamation timely performed in accordance with the Plan of Operations, any approved Reclamation Plan, and any other regulatory requirements.

20.                               Indemnification.

AngloGold shall indemnify, defend, and hold harmless the State of Alaska, the Trust Authority, and the TLO from and against any and all damages, losses, claims, demands, or liabilities arising out of or resulting in any way from the operations of AngloGold under this Lease, except to the extent that any such damage, loss, claim, demand, or liability is a result of the sole negligence or willful misconduct of the State of Alaska, the Trust Authority, or the TLO. Without limiting the survival of any other promises made in this Lease, the parties hereby agree that the promise contained in this Paragraph 20 shall survive the expiration or termination of this Lease.

21.                               Bonds.

In order to secure return of the Leased Area in good condition, AngloGold shall furnish a bond or evidence of an existing bond in an amount determined as set forth in Schedule 2 attached hereto and shall maintain such bond in effect at all times during the term of this Lease and for such time thereafter as the TLO may require pursuant to Paragraph 18 hereof. In lieu of the bond required under the preceding sentence AngloGold may, with the TLO’s written approval, furnish and maintain a statewide bond, in accordance with any applicable regulations.

22.                               Insurance.

Without limiting AngloGold’s indemnification, AngloGold shall purchase, at its own expense, and maintain in force at all times during the term of this Lease and for such time thereafter as the TLO may require pursuant to Paragraph 18 hereof, the policies of insurance specified in Schedule 3 attached hereto. Where specific limits are shown, it is understood that they shall be the minimum acceptable limits. If AngloGold’s policy contains higher limits, the TLO shall be entitled to coverage to the extent of such higher limits. Certificates of insurance evidencing the foregoing coverages must be furnished to the TLO upon execution of this Lease. Each policy of insurance maintained pursuant to this Paragraph 22 shall include, by endorsement, the following cancellation or change clause:

This insurance will not be cancelled, non-renewed, or mutually altered, nor shall any change be made in the policy which changes, restricts, or reduces the insurance provided or changes the name of any “Insured” or any “Additional Insured” without first giving 30 days’ written notice to [the TLO].

The TLO shall be listed as an “Additional Insured” on all policies of insurance maintained pursuant to this Paragraph 22. Each policy of insurance maintained pursuant to this Paragraph 22 also shall include, by endorsement, a waiver of subrogation in favor of the TLO and the following cross liability clause or another cross liability or severability of intent clause acceptable to the TLO:

In the event of bodily injury or damage to property belonging to any one or more Insured or Additional Insured parties for which another Insured or Additional Insured is or may be liable, then this policy shall cover such Insured or Additional Insured against whom the claim is made or may be made in the same manner as if separate policies had been issued to each Insured and Additional Insured.

The obligations to maintain in effect during the term of this Lease the policies of insurance required to be maintained pursuant to this Paragraph 22 and to furnish satisfactory certificates of insurance therefor are material obligations of this Lease.

23.                               Guaranty

In order for this Lease to become effective, AngloGold shall procure the execution and delivery to the TLO of a guaranty in the form attached hereto as Attachment C.

24.                               Force Majeure

If AngloGold is prevented by an event of Force Majeure from the exercise of any of its rights hereunder or from the timely performance of any of its obligations hereunder, the time for the exercise of such rights or for the performance of such obligations, together with the term of this Lease, shall be extended for a period equal to the duration of the event of Force Majeure. AngloGold shall promptly notify the TLO of the existence or occurrence of any event of Force Majeure, shall use reasonable diligence under the circumstances to alleviate, overcome, or bring about the cessation of an event of Force Majeure, and shall promptly notify the TLO when such event of Force Majeure has ended. Notwithstanding the foregoing, (a) AngloGold shall not be required to challenge (by protest, petition, appeal, or any other means) or to consent to any actions or inactions of any federal, state, or local governmental authority or court, or of any officer or official acting under color of governmental authority, or to settle any strikes, lockouts, and other labor disputes (actions with respect to all of which shall be within AngloGold’s sole discretion), and (b) nothing herein shall excuse any failure by AngloGold or extend the time for performance by AngloGold to make timely advance royalty payments and production royalty payments under Paragraph 7 hereof, or AngloGold’s obligations to make timely payments of taxes or insurance premiums.

25.                               General.

a)                                     Notice

i)                                         Authorized Representatives. The Executive Director of the Mental Health Trust Land Office, Department of Natural Resources, State of Alaska, or such other person as the Executive Director may designate in a written notice to the TLO, and the individual executing this Lease on behalf of AngloGold, or such other person as AngloGold may designate in a written notice to the TLO, shall be the authorized representatives of their respective principals for the purposes of administering this Lease. In addition, if AngloGold’s authorized representative is not resident in Alaska when activities are being conducted on the Leased Area under a Plan of Operations or Reclamation Plan, AngloGold shall designate by name, job title, address, and telephone, an authorized representative who will be present in Alaska during the conduct of such activities. Either party may from time to time change the authorized representative or the address to which notices to that representative are to be sent by delivering a written notice to that effect to the other party.

ii)                                      Delivery of Notices. Any notice required or permitted under this Lease must be in writing and must be given personally or by registered or certified mail, return receipt requested, or by facsimile transmission producing a permanent record addressed as follows:

To the TLO:

Alaska Department of Natural Resources

Mental Health Trust Land Office

Attention: Executive Director

718 L Street, Suite 202

Anchorage, Alaska 99501

Facsimile: 907-269-8905

To AngloGold:

AngloGold (U.S.A.) Exploration Inc.

Attn: Jerry Bateman

7400 Orchard Road, Suite 350

Greenwood Village, Colorado 80111

Facsimile: 303-889-0707

iii)                                   Any notice given in an authorized manner described above shall be effective when received by the authorized representative.

b)                                     Entire Agreement. This Lease embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

c)                                      Modification of Agreement. This Lease may be modified or amended only by a document in writing executed by all the parties hereto.

d)                                     Waiver. The failure of any party to this Lease to insist upon the strict performance of any provision of this Lease or to exercise any right, power, or remedy consequent upon a breach thereof or failure thereunder shall not constitute a waiver by said party of any such provision, right, power, remedy, breach, or failure unless the same is given in writing and expressly waives such provision, right, power, remedy, breach, or failure. Any such waiver extends only to the particular provision, right, power, remedy, breach, or failure expressly waived and does not limit the rights, powers, or remedies of the waiving party with respect to any future breach of or failure under the same or any different provision.

e)                                      Remedies. Except as otherwise provided in this Lease, the parties hereto shall be entitled to any and all remedies provided by law.

f)                                       Severability. If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby.

g)                                      No Discrimination. In exercising any rights hereunder neither AngloGold nor any of its contractors or subcontractors shall discriminate against any employee or applicant because of race, religion, marital status, change in marital status, pregnancy, parenthood, physical handicap, color, sex, age, or national origin as set out in AS 18.80.220.

h)                                     Interest in Real Property. It is the intention of the parties that the rights granted to AngloGold by this Lease constitute an interest in real property in the Leased Area.

i)                                         Recording of Short Form. Upon the execution of this Lease, the TLO and AngloGold shall execute and acknowledge a memorandum of lease in the form of Attachment B hereto. AngloGold shall cause said memorandum of lease to be recorded in the Fairbanks Recording District, State of Alaska, and AngloGold shall pay any and all required recording fees relating thereto. This Lease shall not be recorded.

j)                                        Governing Law. This Lease shall be interpreted, construed, and enforced in accordance with, and otherwise governed in all respects by, the laws of the State of Alaska. This Lease is subject to all applicable federal, state, and local statutes, rules, and ordinances in effect on the Effective Date of this Lease and, to the extent constitutionally permissible and otherwise consistent with AS 38.05.801 and 11 AAC 99, to all such statutes, rules, and ordinances enacted or promulgated after the Effective Date of this Lease. This Lease shall be interpreted and construed in a manner which furthers the purposes of the Alaska Mental Health Trust as defined in 11 AAC 99.990(1). All words and phrases used in this lease are to be interpreted in conformance with AS 01.10.040.

k)                                     Counterparts. Multiple originals of this Lease may be executed, each of which shall be deemed an original and all of which, taken together, shall constitute a single agreement.

l)                                         Further Actions. The parties hereby agree to take any and all actions and to execute, acknowledge, and deliver any and all documents reasonably necessary to effect the purposes of this Lease.

m)                                 Paragraph Headings. The descriptive paragraph headings throughout this Lease are for convenience and reference only, and the words contained therein shall not be used to expand, modify, or amplify the meaning of this Lease or to aid in the interpretation or construction of this Lease.

n)                                     Venue. Venue for any appeal from an administrative decision of the TLO relating to this Lease shall be in the Superior Court for the State of Alaska in Anchorage, Alaska. Venue for any other legal action arising under or relating to this Lease shall be in the Superior Court for the State of Alaska in either Fairbanks or Anchorage, Alaska.

************************************

IN WITNESS WHEREOF, the parties hereto have executed, delivered, and accepted this Lease effective as of the Effective Date.

ALASKA MENTAL HEALTH TRUST AUTHORITY		ANGLOGOLD (U.S.A.)
EXPLORATION INC.
By: State of Alaska
Department of Natural Resources
Mental Health Trust Land Office

By:	/s/ [Illegible]	By:	/s/ Jeffrey Pontius
Executive Director		Its: Exploration Manager N.A.
Mental Health Trust Land Office

STATE OF ALASKA )
) ss.
THIRD JUDICIAL DISTRICT )

This certifies that on the 25th day of June, 2004, the foregoing instrument was acknowledged before me by [illegible], Executive Director of the MENTAL HEALTH TRUST LAND OFFICE within the State of Alaska Department of Natural Resources, on behalf of said officer acting pursuant to AS 37.14.009(a)(2) and AS 38.05.801 on its own behalf and for the ALASKA MENTAL HEALTH TRUST AUTHORTY.

/s/ [Illegible]
Notary Public for the State of Alaska
My commission expires 11-15-07

STATE OF COLORADO	)
) ss.
)

This certifies that on the 4th day of June, 2004, the foregoing instrument was acknowledged before me by Jeffrey Pontius of AngloGold (U.S.A.) Exploration Inc., a Delaware corporation, on behalf of said corporation.

/s/ Rosemarie G. Patterson
Notary Public for the State of Colorado
My commission expires 3/14/08

List of Attachments and Schedules

Attachment A: Description of Leased Area

Attachment B: Memorandum of Lease

Attachment C: Guaranty

Attachment D: Description of Federal claims leased by AngloGold and subject to royalty interest granted to the TLO

Schedule 1:                       Site-Specific Operating Stipulations

Schedule 2:                       Bond Requirements

Schedule 3:                       Insurance Requirements

ATTACHMENT A

Description of Leased Area

T. 008 N., R. 004 W., FAIRBANKS MERIDIAN, ALASKA

SECTION 5: LOTS 1 THROUGH 7, INCLUSIVE, NE1/4NE1/4, S1/2NE1/4, N1/2SW1/4, SE 1/4

SECTION 6: LOTS 1 THROUGH 12, INCLUSIVE, NE1/4SE1/4

SECTION 7: LOTS 1 THROUGH 9, INCLUSIVE, SW1/4NE1/4, E1/2NW1/4, E1/2SW1/4, W1/2SE1/4, SE1/4SE1/4

SECTION 8: LOTS 1 THROUGH 7, INCLUSIVE, NE1/4, E1/2SE1/4

SECTION 17: LOTS 1 THROUGH 4, INCLUSIVE, NE1/4, S1/2

SECTION 18: LOTS 1 THROUGH 4, INCLUSIVE, E1/2, E1/2W1/2

SECTION 19: LOTS 1 THROUGH 4, INCLUSIVE, E1/2, EI/2W1/2

SECTION 20: ALL

SECTION 27: ALL

SECTION 28: ALL

SECTION 29: ALL

SECTION 30: LOTS 1 THROUGH 4, INCLUSIVE, E1/2, E1/2W1/2

SECTION 33: ALL

SECTION 34: ALL

EXCLUDING MINING CLAIMS RECORDED UNDER F-37586 THROUGH F-37596, F-43162, F-43163, F-43706, F-45706 THROUGH F-45708, F-57086, F¬60588 THROUGH F-60606, F-61269 THROUGH F-61272, F-61316 THROUGH F-61318, F-61380 THROUGH F-61390, F-61392, F-61499 THROUGH F-61501, F-62089, F-62090, F-63464, F-63465, F-64359 AND F-64360, WHICH APPEAR TO FALL WITHIN SECTIONS 4 THROUGH 9, 17, 19, 28, AND 30 THROUGH 33;

T. 008 N., R. 005 W., FAIRBANKS MERIDIAN, ALASKA

SECTION 1: LOTS 1 THROUGH 5, INCLUSIVE, N1/2, N1/2SW1/4

SECTION 2: LOT 1, N1/2, SW1/4, N1/2SE1/4, SW1/4SE1/4

SECTION 3: ALL

SECTION 10: LOTS 1 THROUGH 4, INCLUSIVE, N1/2, WI/2SW1/4

SECTION 11: LOTS 1 THROUGH 10, INCLUSIVE, NE1/4SE1/4, S1/2SE1/4

SECTION 12: LOTS 1 THROUGH 8, INCLUSIVE, NE1/4, E1/2SE1/4

SECTION 13: ALL

SECTION 14: LOT 1, NE1/4, E1/2NW1/4, SW1/4NW1/4, S1/2

SECTION 15: LOTS 1 THROUGH 8, INCLUSIVE, NW1/4NW1/4, SE1/4SW1/4, SE1/4

SECTION 16: LOTS 1 AND 2, N1/2, SW1/4, W1/2SE1/4

SECTION 21: ALL

SECTION 22: LOTS I THROUGH 4, INCLUSIVE, N1/2NE1/4, E1/2NW1/4, SW1/4NW1/4, SW1/4, W1/2SE1/4, SE1/4SE1/4

SECTION 23: LOTS 1 AND 2, E1/2, E1/2NW1/4, SW1/4

SECTION 24: ALL

SECTION 25: LOTS 1 THROUGH 9, INCLUSIVE, N1/2NE1/4, E1/2NW1/4, NE1/4SW1/4, S1/2SW1/4

SECTION 26: LOTS 1 THROUGH 5, INCLUSIVE, W1/2E1/2, W1/2

SECTION 27: ALL

SECTION 28: ALL

SECTION 33: ALL

SECTION 34: ALL

EXCLUDING MINING CLAIM RECORDATIONS F-37580 THROUGH F-37585, F-52058, F-52059, F-55452 THROUGH F-55471, F-61249, F-61250, F-61256 THROUGH F-61270, F-61273 THROUGH F-61278, F-61319 THROUGH F-61379, F-61381, F-61382, F-61477, F-61495, F-61498, F-61677 TROUGH F-61708, F-61709 THROUGH F-61714, F-62097, F-62098, F-63466, AND F-63707, WHICH APPEAR TO FALL WITHIN SECTIONS THROUGH 16, 21 THROUGH 26, 28, 29, 35, AND 36; T. 009 N., R. 004 W., FAIRBANKS MERIDIAN, ALASKA

T. 009 N., R. 004 W., FAIRBANKS MERIDIAN, ALASKA

SECTION 31, 32, AND 33: ALL;

EXCLUDING U.S. MINERAL SURVEY NOS. 1609 AND 1641, EXCLUDING MINING CLAIM RECORDATIONS F-61279 THROUGH F-61315, F-61389 THROUGH F-61396, F-61399, F-61400, F-61402 THROUGH F-61420, F-61478 THROUGH F-61494, F-61502 THROUGH F-61508, F-63461, F-63462, F-74190, AND F-74191, WHICH APPEAR TO FALL WITHIN SECTIONS 14, 16, 20, 21, 27 THROUGH 29, AND 31 THROUGH 33;

ALSO EXCLUDING FROM ALL OF THE ABOVE, THE FOLLOWING MINING CLAIMS:

ADL 330941, ADL 330942, ADL 330943, ADL 330946, ADL 330947, ADL 330948, ADL 330951, ADL 330952, ADL 330953, ADL 330954, ADL 330957, ADL 330958, ADL 330959, ADL 330960, ADL 330963, ADL 330964, ADL 330965, ADL 330970, ADL 330971, ADL 330972, ADL 330977, ADL 338477, ADL 338478, ADL 338481, ADL 338482, ADL 338483, ADL 338487, ADL 338488, ADL 338489, ADL 338490, ADL 338497, ADL 338498, ADL 338499, ADL 338500, ADL 338501, ADL 338511, ADL 338512, ADL 338513, ADL 338520, ADL 338521, ADL 338522, ADL 347945, ADL 347946, ADL 347949, ADL 347950, ADL 347951, ADL 347952, ADL 347953, ADL 347957, ADL 347958, ADL 347959, ADL 347960, ADL 347961, ADL 347969, ADL 347970, ADL 347971, ADL 347972, ADL 347973, ADL 347974, ADL 347975, ADL 353555, ADL 353556, ADL 353557, ADL 353558, ADL 353559, ADL 353560, ADL 353561, ADL 353562, ADL 353563, ADL 353564, ADL 353565, ADL 355559, ADL 361326, ADL 361327, ADL 361328, ADL 361330, ADL 361332, ADL 361333, ADL 361334, ADL 361335, ADL 361366, ADL 558105, ADL 558106, ADL 558814, ADL 559056, ADL 559057, ADL 559058, ADL 559059, ADL 559060, ADL 338479, ADL 338480, ADL 338484, ADL 338485, ADL 338486, ADL 338491, ADL 338492, ADL 338493, ADL 338494, ADL 338495, ADL 338496, ADL 338503, ADL 338504, ADL 338505, ADL 338506, ADL 338507, ADL 338508, ADL 338509, ADL 338510, ADL 338514, ADL 338515, ADL 338516, ADL 338517, ADL 338518, ADL 338519, ADL 347955, ADL 347956, ADL 347962, ADL 347963, ADL 347964, ADL 347965, ADL 347966, ADL 347967, ADL 347968, ADL 347976, ADL 347977, ADL 347978, ADL 347979, ADL 347980, ADL 348802, ADL 348803, ADL 348804, ADL 348805, ADL 348806, ADL 348807, ADL 348808, ADL 348809, ADL 348810, ADL 348811, ADL 348812, ADL 348813, ADL 348814, ADL 348815, ADL 348816, ADL 348817, ADL 348818, ADL 348819, ADL 348820, ADL 348821, ADL 348822, ADL 348823, ADL 348824, ADL 348825, ADL 348826, ADL 348827, ADL 348828, ADL 348829, ADL 348830, ADL 348831, ADL 348832, ADL 361329, ADL 361331, ADL 361349, ADL 361350, ADL 361351, ADL 361352, ADL 361353, ADL 361354, ADL 361355, ADL 361356, ADL 361357, ADL 361358, ADL 361359, ADL 361360, ADL 361361, ADL 361362, ADL 361363, ADL 361364, ADL 361365, ADL 505036, ADL 506391, ADL 506392, ADL 532022, ADL 532026, ADL 535710, ADL 535711, ADL 535712, ADL 535713, ADL 535714, ADL 535715, ADL 535716, ADL 538220, ADL 538221, ADL 538222, ADL 538223, ADL 538224, ADL 538225, ADL 538226, ADL 538227, ADL 538230, ADL 538231, ADL 538232, ADL 538233, ADL 538234, ADL 538235, ADL 539877, ADL 539878, ADL 539879, ADL 555900, ADL 556252, ADL 558604, ADL 558605, ADL 558606, ADL 558607, ADL 559157, ADL 570259, ADL 570260, ADL 570261, ADL 570262, ADL 570263, ADL 570264, ADL 570265, ADL 570266, ADL 570267, ADL 570268, ADL 570269, ADL 570270, ADL 570271, ADL 570272, ADL 570273, ADL 570274, ADL 570275, ADL 570276, ADL 570277, ADL 570278, ADL 570279, ADL 570280, ADL 570281, ADL 570282, ADL 570283, ADL 570284, ADL 570285, ADL 361365, ADL 361366, ADL 361367, ADL 361368, ADL 330936, ADL 330937, ADL 330938, ADL 330939, AND ADL 330940;

CONTAINING 8,600.00 ACRES, MORE OR LESS.

ACCORDING TO THE SURVEY PLATS ACCEPTED BY THE UNITED STATES DEPARTMENT OF THE INTERIOR, BUREAU OF LAND MANAGEMENT IN ANCHORAGE, ALASKA ON NOVEMBER 5, 1987 AND JANUARY 7, 1991

ATTACHMENT B

Memorandum of Lease

[to be drafted after Lease is finalized] [will incorporate Lease; will recite all relevant grants, reservations, and term; will NOT recite financial terms]

ATTACHMENT C

Guaranty of AngloGold North America Inc.

GUARANTY OF ANGLOGOLD NORTH AMERICA INC.

AngloGold North America Inc. (“Guarantor”), a Colorado corporation, the address of which is 7400 Orchard Road, Suite 350, Greenwood Village, Colorado 80111-2799, at the request of its affiliate, AngloGold (U.S.A.) Exploration Inc., a Delaware corporation registered to do business in Alaska under the name AngloGold (U.S.A.) Exploration Inc., the address of which is 7400 Orchard Road, Suite 350, Greenwood Village, Colorado 80111, and in accordance with that certain Upland Mining Lease (“Lease”) by and between: (1) the Alaska Mental Health Trust Authority (“Trust Authority”), a public corporation within the Alaska Department of Revenue (AS 47.30.011 et seq.), acting by and through the State of Alaska, Department of Natural Resources, Mental Health Trust Land Office (“TLO”), pursuant to AS 37.14.009(a)(2) and AS 38.05.801 (the Trust Authority and the TLO are collectively the Lessor and are referred to herein as “the TLO”), and (2) AngloGold (U.S.A.) Exploration Inc. (the Lessee referred to herein as “AngloGold”), to which a form of this Guaranty is attached as Attachment C, hereby irrevocably and unconditionally guarantees to the TLO the full performance, fulfillment, and satisfaction of all of the duties, obligations, and liabilities of AngloGold arising under or pursuant to the Lease.

If for any reason any such duty, obligation, or liability of AngloGold is not performed, fulfilled, or satisfied by AngloGold or a successor or transferee thereof within the time or in the manner required under the Lease, Guarantor shall perform, fulfill, or satisfy (or cause to be performed, fulfilled, or satisfied) each of such duties, obligations, and liabilities; provided, however, that (1) the TLO must first make demand upon AngloGold or said successor or transferee before making demand upon Guarantor, (2) if AngloGold or said successor or transferee in good faith denies that any such duty, obligation, or liability exists or has not been performed, fulfilled, or satisfied by AngloGold or said successor or transferee within the time or in the manner required under the Lease, the TLO must establish its rights as against AngloGold or said successor or transferee before demanding performance, fulfillment, or satisfaction from Guarantor, and (3) Guarantor shall be entitled to any and all benefits arising by virtue of any defense, set-off, counterclaim, or cross-claim available to AngloGold or said successor or transferee.

Guarantor agrees that this Guaranty shall not be discharged, limited, or reduced except by complete performance of the duties, obligations, and liabilities of AngloGold (including successors or transferees thereof) guaranteed hereby or upon the approval by the TLO, in connection with a transfer made pursuant to Paragraph 15 of the Lease, of the assumption of the duties, obligations, and liabilities of AngloGold (including successors or transferees thereof) guaranteed hereby by a person which the TLO determines to be capable of satisfying in a responsible manner all such duties, obligations, and liabilities.

This Guaranty shall be in addition to and without prejudice to any other security given by anyone (including but not limited to AngloGold) to the TLO and held at any time by the TLO in connection with any such duty, obligation, or liability.

This Guaranty shall be interpreted, construed, and enforced in accordance with the laws of the State of Alaska.

Venue for any appeal from an administrative decision of the TLO relating to this Guaranty shall be in the Superior Court for the State of Alaska in Anchorage, Alaska. Venue for any other legal action arising under or relating to this Guaranty shall be in the Superior Court for the State of Alaska in either Fairbanks, or Anchorage, Alaska.

This Guaranty shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of the TLO and its successors and assigns.

All notices required or permitted to be given pursuant to this Guaranty shall be in writing and shall be addressed respectively as follows:

Guarantor:	AngloGold North America Inc.
7400 Orchard Road, Suite 350
Greenwood Village, Colorado 80111-2799
Facsimile: 303-889-0792
Telephone: 303-889-0700

The TLO:	Alaska Department of Natural Resources
Mental Health Trust Land Office
Attention: Executive Director
718 L Street, Suite 202
Anchorage, Alaska 99501
Facsimile: 907-269-8905
Telephone: 907-269-8658

All notices shall be given (a) by personal delivery to the addressee, (b) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (c) by registered or certified mail return receipt requested. All notices shall be effective and shall be deemed delivered (a) if by personal delivery, on the date of delivery if delivered during normal business hours or on the next business day following delivery if not delivered during normal business hours, (b) if by electronic communication, on the next business day following the day of receipt (said day of receipt being the day of receipt at the office of the recipient) of the electronic communication, and (c) if solely by mail, on the next business day after actual receipt.

EXECUTED this 4th day of June, 2004, but effective for all purposes as of the Effective Date (as defined in the Lease) of the Lease.

ANGLOGOLD NORTH AMERICA INC,

		By:	/s/ Donald C. Ewigleben
		Its:	President

STATE OF COLORADO	)
) ss.
)

This certifies that on the 4th day of June, 2004, the foregoing instrument was acknowledged before me by Donald C. Ewigleben of AngloGold (U.S.A.) Exploration Inc., a Delaware corporation, on behalf of said corporation.

/s/ Rosmarie Patterson
Notary Public for the State of Colorado
My commission expires 3/14/08

Attachment D

Claim Name	Federal Serial Number

Sharon	FF055452
Dorothea	FF055453
Lenora	FF055454
Foster	FF055455
Vance	FF055456
Twerpit	FF055457
Saunders	FF055458
Nickie	FF055459
Patrick	FF055460
White Rock	FF055461
Sunshine #1	FF055462
Sunshine #2	FF055463
Old Smoky	FF055464
Wittrock	FF055465
Black Rock	FF055466
Trapline	FF055467
Patricia	FF055468
Anne	FF055469
Eileen	FF055470
Bridget	FF055471

SCHEDULE 1

Site-Specific Operating Stipulations

NONE

SCHEDULE 2

Bond Requirements

AngloGold shall have in place at all times during the term of this Lease a bond that (1) meets the requirements of AS 27.19.010-27.19.100, 11 AAC 97, and the Reclamation Plan, (2) is for an amount, as determined and adjusted from time to time under the Reclamation Plan, equal to the estimated cost of performing all accrued but not yet satisfied obligations under the Reclamation Plan, and (3) secures AngloGold’s performance of such accrued but not yet satisfied obligations under the Reclamation Plan.

SCHEDULE 3

Minimum Insurance Requirements

Coverage	Limits

Workers’ Compensation (“WC”) and	WC:	Statutory Limits

Employers’ Liability (“EL”) Insurance, with broad form “all states” endorsement:	EL:	$2,000,000 per occurrence

Business Automobile Liability Insurance, including all owned, non-owned, and hired vehicles utilized in connection with this Agreement:	$2,000,000 combined single limit per occurrence for bodily injury, death, and property damage

Commercial General Liability Insurance on an occurrence form, including blanket contractual and owner’s and contractor’s liability:	$2,000,000 for injury or death of any one person in any one accident or occurrence or property damage, including fire damage, with an aggregate coverage of $4,000,000

Excess Liability (covering matters covered by Employers’ Liability Insurance, Business Automobile Liability Insurance, and Commercial General Liability Insurance):	$5,000,000